




Huifeng Bio-Pharmaceutical Technology Inc.

(OTC BB: HFGB)

INVESTOR PRESENTATION

MARCH 2011

Safe Harbor Statement

This presentation contains "forward-looking statements" within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes from anticipated levels of sales, future national or regional economic and competitive conditions, changes in relationships with customers, access to capital, difficulties in developing and marketing new products, marketing existing products, customer acceptance of existing and new products, and other factors disclosed in the Company's Annual Report on Form 10K for the year ended Dec. 31, 2009 and all of the Company's subsequent Quarterly Reports on Form 10Q, especially in the "Risk Factors" sections of these reports. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this presentation.

Company Description

History
- Huifeng was founded in Jan. 2000
- Listed on OTCBB in Dec. 2004.

Location
- Xi'an, China

Business
- Specializes in producing, developing and selling plant extracts, raw materials and active pharmaceutical ingredients (APIs) used in pharmaceuticals, nutraceuticals and food production.

Main products
- Diosmin & Rutin & Rutin-related products







Investment Highlights

1. The Chinese pharmaceutical market is expected to reach $68-78 billion by 2013 and is currently ranked 3rd in the world in terms of size.

2. Leading Chinese producer and exporter of both Rutin and Diosmin, used as ingredients in therapies that target venous diseases, inflammation, and dermatitis among other chronic health issues

3. We believe we are the only GMP-approved Chinese vender of Diosmin with a 40% share of China's export market. We entered into a financing and construction agreement to expand operating capacity of Diosmin production, increasing capacity from 100 tons to 600 tons by the third quarter of 2011

4. Maintains all Chinese qualifying certifications for domestic and international sales of plant extracts and related products, including ISO9000:2001 and multiple national GMP qualifications

5. The company is currently in the final stage of European COS certification, with this certification, it will become the only producer of Diosmin in China who complies with the highest level of production standards.

Competitive Strength

Leading Market Position

- Top producer of Rutin and Diosmin in China.
- Occupies 4% of each of Diosmin and Rutin series products in global market.



Diversified and Prestigious Customer Base

- Products are sold in China, Japan, Hong Kong, Russia, India, Germany, Spain and the U.S.
- More than 60% of its customers have entered into long-term supply agreements (average length of the contract is more than 2 years) with the Company



Highest quality

- ISO9000: 2001
- The only GMP-approved Chinese vendor of Diosmin.
- Drug Master File (DMF) of Diosmin registered by a European customer
- Pending European COS certification.



Strong R&D Capacity

- The Company has developed proprietary processes and advanced technologies to manufacture Rutin and Dosmin efficiently
- Long-term strategic relationship with well established Chinese research institutions.



Solid financial growth

- Expects to earn revenues of approximately $20-25 million in fiscal 2010, which represents a roughly 800% increase over fiscal 2006, in which the Company earned revenues of $3 million.

Industry Overview

- China has become the world's largest source of raw materials for pharmaceuticals and supplements after the U.S., according to a report from Philadelphia-based NSD Bio Group, LLC
- In 2008, China's bulk drug sales reached $25.7 billion, a 22.6% year-over-year increase, according to the China Chamber of Commerce for Import & Export of Medicines and Health Products (CCCMHPIE)
- International market demand has a major impact on this industry as exports account for around half of this industry's revenue.
- Revenue growth from exports was relatively high in recent years despite low profit margins.
- In the international market, nations from Asia, Europe, and North America were major sources of imports and destinations of exports, representing more than 90% of the total amount of exports and imports.
- Barriers to entry in this industry are increasing due to Government Policy and Quality standard controls, which requires obtaining more licenses and certificates.

Source: IBISWorld China 2010

Products Portfolio

Pharmaceutical Raw Materials (40.0% of sales)

- Diosmin, Rutin, Troxerutin, Silymarin

Active Pharmaceutical Ingredients (35.0%)

- Quercetin, Rhamnose, Hesperidin, Resveratrol, etc

Plant Extracts (25.0%)

- Ginkgo Biloba Extract, Epimedium Extract, etc

Products are primarily in the chemical category called flavonoids:

- Medicinal benefits for blood circulation, inflammation, dermatitis, etc.
- Multiple end markets including drugs, nutraceuticals, food and beverage

Revenues Breakdown


Other Products & Services
16%
Diosmin
27%
Resveratrol
5%
Troxerutin
13%
L_Rhamnose
12%
Quercetin
13%
Rutin
14%

Revenues by End Market


Supplements
Fuctional Foods
Pharmaceuticals
40%
35%
25%

Diosmin

Applications

- Treats venous diseases, such as chronic venous insufficiency (CVI) and hemorrhoid disease (HD).
- Increases the strength of venous walls by pressure reduction
- Currently a prescription medication in some European countries and sold as a nutritional supplement in the U.S., China and the rest of Europe

Production capacity

- Current production capacity is 100 tons
- There is a COS standard Diosmin plant in construction right now, expanding Huifeng's capacity to 600 tons by the third quarter of 2011.

Global Demands

- Oversea markets: 5500 tons
- Domestic market: 2000 tons

Market Potential

- 80% of raw materials of procuring Diosmin are from China.
- China's exports of Diosmin only have less than 10% of global demands.

Rutin

▪**Properties:**

- anti-inflammatory, antiallergenic,
- antiviral,
- and anti-carcinogenic

▪ **Applications:**

- Increases in blood vessel strength and permeability;
- reduces fat in liver tissue
- Multivitamin and functional drink products

▪ Currently only Brazil, Vietnam and China produce rutin and only Huifeng holds the Chinese patent for one of the most efficient production methods.

▪**Recent Acquisition** (Kexin Rutin Processing Ltd.) **:**

- Significantly reduces the cost of raw materials
- Adds $650,000 net income each year.

▪**Market share:** 4% of global market.

▪**Sales segmentations:**

- 30% domestic & 70% international



Diversified and Prestigious Customer Base

- Huifeng has a international customer base
  - Supplier to top domestic pharmaceutical companies, e.g. Shanxi Yabao (SHA 600351), $5 billion market cap
  - Secured a five-year $56 million Diosmin supply contract with Safic Alcan, a leading European distributor of specialty chemicals
  - Strong relationship with existing distributors: DNP International, Novel, Tokyo Shinyashoji, AIDP, and Naturex
  - Received an approximately $3.8 million order of Diosmin from a Spanish customer
- Huifeng products are sold in China, US, France, Germany, Russia, India, and Japan
- Company has been able to establish long term, strategic relationships with its customers– more than 60% of its customers have entered into long-term supply agreements with the Company which are generally more than 2 years.

2009 Revenue Breakdown by Geography



Domestic
40%
International
60%
60%

Growth Strategy


Strategic Acquisitions
Capacity Expansion
R&D
Market Expansion

Growth Strategy

- **Strategic Acquisitions**
  - Evaluate strategic acquisition targets in areas of R&D, distribution and complementary product offerings
- September, 2010, Huifeng acquired Shangqiu Kexin Rutin Processing Ltd. which contributes $650,000 net income each year.
- **Capacity Expansion**
  - Expand capacity over the next five years through acquisitions and by building new plants to meet increasing demand
- Company has begun construction of a COS standard Diosmin plant with a 500 ton production capacity expected to be completed by September 2011 and to increase capacity by 500%

Growth Strategy

- **R&D**

➢ Utilize R&D and technological innovation for further product development and access state support for commercialization. Current state and province-funded projects include: Rutin commercialization and further Diosmin research.

➢ Strengthened cooperation/research relationships with China's leading medical and chemical engineering institutes.

- **Market Expansion**

  ➢ Complete final audit for COS certification, which will allow the Company to sell its products throughout Europe.

  ➢ Enter the patent drug market in the next two years and develop self-branded products based on strength of its R&D and key relationships.

Stock Snapshot

Stock Price (As of March 1, 2011)	$0.57
52 week price Range	$0.45-$1.4
Avg. vol (3 months ended)	35,029
Industry/Sector	Bio-pharma
Market Cap.	15.1 m
P/E Ratio(TTM)	2.28x
Total Revenues (TTM)	23.1 m
Net Income(TTM)	6.46 m
Quarterly Earnings Growth(yoy)	115.00%
Net Profit Margin (TTM)	25%
EPS(diluted)	$0.25
Shares Outstanding	26.5 m
Float	11.95m

Robust Revenue & Net Profit Growth


Revenues
$20m – $25m
$10.90m
2008A


Net Income
$5.5m – 6m
2007A
2008A
2009A
2010E

Source: Audited Financials and internal company projections

Rutin & Diosmin

Products	Revenues			Percentage of total Revenues			Gross Profit			Gross profit margin		
	2007	2008	2009	2007	2008	2009	2007	2008	2009	2007	2008	2009
Rutin	888,959	1,877,308	2,343,218	0.14	0.17	0.17	289,706	600,664	894,923	0.33	0.32	0.38
Diosmin	1,382,553	2,255,326	3,397,698	0.21	0.21	0.25	414,599	670,092	1,178,131	0.30	0.30	0.35
Total	6,571,531	10957229	13764886									

Consolidated Income Statement

	Three Months Ended 9/30/10	Three Months Ended 9/30/09	Nine Months Ended 9/30/10	Nine Months Ended 9/30/09
Net Sales	$ 7,422,334.00	$ 4,465,770.00	$ 18,273,172.00	$ 8,883,190.00
Gross Profit	3,906,538.00	1,471,165.00	7,996,334.00	2,922,725.00
Net Income	2,155,930.00	1,002,005.00	4,552,121.00	1,412,562.00
Income per share - basic	0.09	0.05	0.19	0.08
Net income per share - basic	0.09	0.05	0.19	0.08
Income per share - diluted	0.08	0.05	0.18	0.07
Net income per share - diluted	0.08	0.05	0.18	0.07
Weighted average number of shares outstanding during the period - basic	24,373,896	20,354,212	23,709,253	19,102,432
Weighted average number of shares outstanding during the period - diluted	25,908,427	22,354,212	25,243,784	21,102,432

Peer group Analysis

			Stock Price	Market Cap	EPS (ttm)	P/E (ttm)	P/S (ttm)	P/B (MRQ)
***Huifeng Bio-Pharmaceutical**	**HFGB**	**$**	**0.56**	**14.9M**	**0.26**	**2.15**	**0.65**	**0.68**
American Oriental Bioengineering	AOB	$	2.31	181.5M	0.34	6.88	0.56	0.43
Biostar Pharmaceutical	BSPM	$	2.55	68.5M	0.38	6.75	0.97	1.25
China Nuokang Bio Pharmaceutical	NKBP	$	4.11	81.4M	0.60	6.81	1.74	0.88
Tianyin Pharmaceutical Co.	TPI	$	2.82	79.7M	0.50	5.70	0.96	1.09
Skystar Bio Pharmaceutical Co.	SKBI	$	7.49	53.6M	1.77	4.22	1.27	0.81
Average						**6.07**	**1.10**	**0.89**

As of 2/16/11

***Huifeng Bio-Pharmaceutical has solid value at these levels.**

Experienced Management Team

- **Jing'an Wang, Founder, Chairman and CEO**
  - Founder and President of Huifeng with over 20 years experience in the industry
  - Chaired several research projects such as Rutin purification technology, "Eliminating Enzyme and Pectin" and Diosmin technology renovation
  - 2004 "Entrepreneur of the Year" award from the Xi'an Hi-Tech Development Zone
  - Holds an MBA from Northwestern University in Shaanxi and is a CPA
- **Sanding Tao, Chief Financial Officer**
  - Joined Huifeng in 2003
  - Previously served in VP of Finance & CFO roles for several tech and biotech firms
  - Graduated from Southwestern University of Finance and Economics
- **Amy Xue, Senior Vice President, Finance**
  - Joined Huifeng in 2011
  - Extensive experience in U.S. GAAP financial reporting and public accounting
  - Holds a Master's in accounting from Binghamton University and is a U.S. CPA
- **Yushan Li, Chief Engineer: Research & Development**
  - Over10 years of research & development experience
  - Widely published in academic books and research journals
  - Currently pursuing a Ph.D in the College of Life Science at Peking University

Investment Highlights

1. The Chinese pharmaceutical market is expected to reach $68-78 billion by 2013 and is ranked 3rd in the world.

2. Leading Chinese producer and exporter of both Rutin and Diosmin, used as ingredients in therapies that target venous diseases, inflammation, and dermatitis among other chronic health issues

3. The only GMP-approved Chinese vender of Diosmin with a 40% share of China's export market. Entered into a financing and construction agreement to expand operating capacity of Diosmin lines, increasing production capacity from 100 tons to 600 tons by the third quarter of 2011

4. Maintains all Chinese qualifying certifications for domestic and international sales of plant extracts and related products, including ISO9000:2001 and multiple national GMP qualifications

5. The company is currently in the final stage of European COS certification, with this certification, it will become the only producer of Diosmin in China who complies with the highest level in production standards.

Huifeng Bio-Pharmaceutical Technology Inc.

Thank you !

Investor Contact:
NUWA GROUP, LLC.
Mr. Kevin Fickle
Tel: +1 925 330-8315
Email: Kevin@nuwagroup.com